Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Premier Energy Corp. (the “Company”) on Form 10-Q for the period ended September  30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Anton Prodonavic, Principal Executive Officer and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

PREMIER ENERGY CORP.

Date: December 22, 2010	By:	/s/ Dr. Anton Prodanovic
Dr. Anton Prodanovic, Chief Executive Officer and Director
(Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)